SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report: January 13, 1998
(Date of earliest event reported)

Commission File No. 333-40467

PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV (as depositor under the Sale and Servicing Agreement, dated as of October 1, 1997, relating to the Empire Funding Home Loan Owner Trust 1997-4, Home Loan Asset Backed Notes, Series 1997-4)


                 PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV


        Delaware                                     06-1204982
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(State of Incorporation)            (I.R.S. Employer Identification No.)

1285 Avenue of the Americas
New York, New York                                                  10019
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Address of principal executive offices                            (Zip Code)



                                 (212) 713-2000
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               Registrant's Telephone Number, including area code



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(Former  name,  former  address and former  fiscal year,  if changed  since last report)





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ITEM 5.  Other Events

     On January 13, 1998 Empire Funding Home Loan Owner Trust 1997-4 (the "Issuer") completed the purchase of the Subsequent Loans pursuant to Section
2.06 of the Sale and Servicing Agreement, dated as of October 1, 1997 (the "Sale and Servicing Agreement") among the Issuer, PaineWebber Mortgage Acceptance Corporation IV, a Delaware corporation (the "Registrant"), Empire Funding Corp. (the "Transferor"), and U.S. Bank National Association (the "Indenture Trustee"). The Subsequent Loans were transferred to the Issuer pursuant to the Subsequent Transfer Agreement, dated as of January 13, 1998 (the "Subsequent Transfer Agreement"), among the Transferor, the Issuer and the Indenture Trustee. Attached as Exhibit 99 are certain characteristics of all the Loans as of December 31, 1997 (the "Cut-Off Date").

     Capitalized terms used herein and not defined herein have the same meanings ascribed to such terms in the Sale and Servicing Agreement.

ITEM 7.  Financial Statements and Exhibits

         (c) Exhibits

Item 601(a)
of Regulation S-K
Exhibit No.                                          Description
-----------                                          -----------

         99                                          Description of the Loans

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PAINEWEBBER MORTGAGE ACCEPTANCE
                                   CORPORATION IV


January 13, 1998

                                   By:  /s/ Joseph Piscina
                                        ------------------
                                       Joseph Piscina
                                       Director

                                INDEX TO EXHIBITS
                                -----------------


                                                               Paper (P) or
Exhibit No.       Description                                 Electronic(E)
----------       -----------                                 -------------

 99               Description of the Loans                       E